UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 03, 2025

CAMBIUM NETWORKS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38952	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Cambium Networks, Inc. 2000 Center Drive, Suite East A401
Hoffman Estates, Illinois		60192
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 345 814-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.0001 par value	CMBM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 3, 2025, Cambium Networks Corporation (the “Company”) received a decision (the "Decision Letter") from the Nasdaq Hearings Panel (the “Hearings Panel”) granting the Company’s request for continued listing of the Company’s Ordinary Shares on The Nasdaq Global Market, subject to the Company demonstrating compliance with the Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”) and the Nasdaq Listing Rule 5250(c)(1) (the “Filing Rule”), and certain other conditions, including the Company demonstrating compliance with the Filing Rule on or before April 16, 2026.

As previously disclosed, the Company received a staff determination letter (“Staff Determination Letter”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) on October 10, 2025 notifying the Company it was not in compliance with the Minimum Bid Price Rule nor the Filing Rule, and these matters served as a basis for delisting the Company’s Ordinary Shares from The Nasdaq Global Market. This Staff Determination Letter is in addition to the previously disclosed Staff Determination Letters dated April 16, 2025, May 22, 2025 and August 25, 2025 notifying the Company that it was not in compliance with the Filing Rule. The Company's failure to comply with the Filing Rule relates to the Company’s inability to timely file its Annual Report on Form 10-K for the year ended December 31, 2024 and its Quarterly Reports on Form 10-K for the periods ended March 31, 2025 and June 30, 2025. The Company received an additional Staff Determination Letter on November 25, 2025 notifying the Company it was not in compliance with the Filing Rule given the Company’s inability to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2025 (together, with the delinquent filings referenced above, the "Delinquent Filings").

The Company intends to file the Delinquent Filings as per the conditions of the Decision Letter to regain compliance with the Filing Rule.

As previously disclosed, the Company attended a November 11, 2025 hearing and presented its plan of compliance before the Hearings Panel and requested a continued stay of its delisting of its securities on The Nasdaq Global Market pending its return to compliance.

With respect to the Minimum Bid Price Rule, as noted in the Decision Letter, the Company has evidenced a closing bid price of $1.00 or more per share for a minimum of ten (10) consecutive trading sessions as of the date of the Decision Letter. However, pursuant to Nasdaq Rule 5815(c)(4), the Hearings Panel has elected to maintain jurisdiction over the Company until April 8, 2026, the end of its discretion in the Minimum Bid Price Rule matter, and will monitor whether the Company again becomes noncompliant with the Minimum Bid Price Rule. Should the Company become non-compliant with any Nasdaq Listing Rule during this period, it will be required to advise the Hearings Panel of its plan to cure the listing deficiency. The Hearings Panel will, at that time, determine if it is willing to grant the Company an exception to cure the deficiency or simply delist the Company. If the Company maintains compliance with the Minimum Bid Price Rule through April 8, 2026, the Hearings Panel may impose a one-year discretionary Hearings Panel Monitor to ensure the Company maintains compliance.

On December 5, 2025, the Company issued a press release announcing its receipt of the Decision Letter granting the Company’s request for continued listing on The Nasdaq Global Market, subject to the Company demonstrating compliance with the Minimum Bid Price Rule and the Filing Rule, and certain other conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to statements relating to the filing of Delinquent Reports and the Company’s ability to regain compliance with the Nasdaq continued listing standards, as well as words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based upon the Company’s current assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the Company’s ability to return to and maintain compliance with Nasdaq continued listing standards. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release dated December 5, 2025
104	Cover Page Interactive Data File (formatting in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM NETWORKS CORPORATION

Date:	December 5, 2025	By:	/s/ Sally Rau
		Name: Title:	Sally Rau Chief Legal Officer